Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: April 25, 2007

Contacts:
Steven C. Ackmann	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-346-4156	570-504-8000

FIDELITY D & D BANCORP, INC.

FIRST QUARTER 2007 FINANCIAL RESULTS

Dunmore, PA — Fidelity D & D Bancorp, Inc., (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended March 31, 2007 of $1,044,000 compared to $1,032,000 for the same quarter of 2006.  Earnings per share on a fully diluted basis for the quarter totaled $0.51, up a penny from $0.50 for the prior year period.

Net interest income increased $74,000 to $4,304,000 for the quarter ended March 31, 2007 from $4,230,000 recorded during the same quarter of 2006.  Earnings from loan growth coupled with higher interest rates, non-interest bearing deposit growth, plus a reduction in long-term debt each contributed to offset rising interest costs and improve the net interest margin to 3.36% for the first quarter of 2007 from 3.34% for same 2006 period.

No provision for loan loss was required during the first quarter of 2007 compared to $75,000 in the same quarter of 2006. The allowance for loan losses was 1.27% of total loans at March 31, 2007, down from 1.37% at March 31, 2006.

Total other income recorded for the quarter ended March 31, 2007 was $1,214,000, compared with $1,129,000 for the same quarter in 2006.  A gain recorded on sale of an investment property in the first quarter of 2007 produced the increase in other income compared to the first quarter of 2006.

Total other operating expenses increased from $3,923,000 to $4,113,000 for the quarters ending March 31, 2006 and 2007, respectively.  The operating expense increase resulted primarily from more salary and benefit expenses, occupancy lease costs and professional service fees occurring during in the first quarter of 2007 as compared to 2006.

The Company’s assets grew $2,308,000 to total $564,626,000 at March 31, 2007 from $562,318,000 at December 31, 2006.

“This is a challenging environment for bankers. We were affected early in this rate cycle, but are gratified that we have made progress in improving our earnings and strengthening our balance sheet going forward,” stated Steven C. Ackmann, President and CEO. “The opening of our new Greenridge office will be an important step in this progress.  The relocation into this newly constructed full service office will occur in May 2007.  Join us for the grand opening celebration on June 2nd and 3rd.”

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 12 community banking offices and 18 ATM locations.

For more information please visit our web site at www.the-fidelity.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  These factors include the possibility that increased demand or prices for the company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

At Period End:	Mar. 31, 2007	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006
Assets
Total cash and cash equivalents	$14,435,738	$13,800,848	$20,832,779	$12,121,597	$10,486,895
Investment securities	101,291,577	100,410,736	101,740,346	113,547,682	116,205,852
Federal Home Loan Bank Stock	3,598,600	3,795,100	3,259,400	4,558,400	4,699,000
Loans and leases	422,955,523	422,765,351	415,915,591	423,660,466	417,049,567
Allowance for loan losses	(5,359,758)	(5,444,303)	(5,843,538)	(5,738,470)	(5,716,473)
Premises and equipment, net	10,941,355	11,324,465	11,296,696	11,521,561	11,543,777
Life insurance cash surrender value	8,254,777	8,177,961	8,105,171	8,033,031	7,962,307
Other assets	8,508,130	7,487,830	7,534,038	7,423,958	7,055,858

Total assets	$564,625,942	$562,317,988	$562,840,483	$575,128,225	$569,286,783

Liabilities
Non-interest-bearing deposits	$71,623,735	$73,741,975	$71,548,817	$70,560,800	$67,692,897
Interest-bearing deposits	342,443,261	336,592,620	348,180,970	352,294,555	340,811,377
Total deposits	414,066,996	410,334,595	419,729,787	422,855,355	408,504,274
Short-term borrowings	31,607,966	33,656,150	22,826,739	31,659,106	27,422,536
Long-term debt	62,331,630	62,536,210	65,590,062	68,324,751	81,029,348
Other liabilities	3,985,911	4,179,170	3,730,970	3,253,894	3,396,492
Total liabilities	511,992,503	510,706,125	511,877,558	526,093,106	520,352,650

Shareholders’ equity	52,633,439	51,611,863	50,962,925	49,035,119	48,934,133

Total liabilities and shareholders’ equity	$564,625,942	$562,317,988	$562,840,483	$575,128,225	$569,286,783

Average Quarterly Balances:	Mar. 31, 2007	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006
Assets
Total cash and cash equivalents	$12,185,856	$10,970,802	$10,133,961	$10,258,096	$10,654,773
Investment securities	108,698,773	114,670,680	116,520,987	122,638,043	117,482,664
Loans and leases, net	419,942,066	412,624,062	414,380,326	414,575,812	408,418,489
Premises and equipment, net	11,194,541	11,260,563	11,480,499	11,523,344	11,647,257
Other assets	14,415,629	13,908,846	12,321,122	12,054,841	12,177,876

Total assets	$566,436,864	$563,434,953	$564,836,895	$571,050,136	$560,381,059

Liabilities
Non-interest-bearing deposits	$69,737,257	$70,975,409	$68,170,366	$67,504,856	$66,195,050
Interest-bearing deposits	354,901,749	344,024,072	349,113,993	337,651,638	330,301,631
Total deposits	424,639,006	414,999,481	417,284,359	405,156,494	396,496,681
Short-term borrowings and long-term debt	85,273,730	92,572,901	93,953,798	113,726,078	111,943,866
Other liabilities	4,341,031	4,501,801	3,968,526	3,374,110	3,096,023
Total liabilities	514,253,767	512,074,183	515,206,683	522,256,682	511,536,570

Shareholders’ equity	52,183,097	51,360,770	49,630,212	48,793,454	48,844,489

Total liabilities and shareholders’ equity	$566,436,864	$563,434,953	$564,836,895	$571,050,136	$560,381,059

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended
	Mar. 31, 2007	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006
Interest income
Loans and leases	$7,284,546	$7,268,584	$7,226,814	$7,001,132	$6,630,776
Securities and other	1,347,270	1,401,955	1,367,752	1,370,036	1,262,661

Total interest income	8,631,816	8,670,539	8,594,566	8,371,168	7,893,437

Interest expense
Deposits	3,334,023	3,213,402	3,132,402	2,750,117	2,396,906
Borrowings and debt	993,603	1,097,766	1,148,667	1,355,627	1,266,222

Total interest expense	4,327,626	4,311,168	4,281,069	4,105,744	3,663,128

Net interest income	4,304,190	4,359,371	4,313,497	4,265,424	4,230,309

Provision for loan losses	—	—	75,000	175,000	75,000
Other income	1,213,663	1,173,086	1,136,275	1,083,952	1,128,825
Other expenses	4,113,043	4,011,713	3,995,764	3,948,149	3,922,750
Provision for income taxes	360,459	395,688	349,032	287,607	329,753
Net income	$1,044,351	$1,125,056	$1,029,976	$938,620	$1,031,631

Selected Financial Ratios and Other Data

Three Months Ended
Mar. 31, 2007	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006
Selected returns and financial ratios
Diluted earnings per share	$0.51	$0.54	$0.51	$0.45	$0.50
Dividends per share	$0.22	$0.22	$0.22	$0.22	$0.22
Yield on interest-earning assets (FTE)	6.65%	6.55%	6.45%	6.29%	6.13%
Cost of interest-bearing liabilities	3.99%	3.92%	3.83%	3.65%	3.36%
Net interest spread	2.66%	2.63%	2.62%	2.64%	2.77%
Net interest margin	3.36%	3.34%	3.29%	3.26%	3.34%
Return on average assets	0.75%	0.79%	0.72%	0.66%	0.75%
Return on average equity	8.12%	8.69%	8.18%	7.66%	8.51%
Efficiency ratio	72.86%	71.31%	71.85%	72.15%	71.39%
Expense ratio	2.11%	2.03%	2.03%	2.03%	2.04%

Other data
$25.51	$25.09	$24.82	$23.93	$23.93
Equity to assets	9.32%	9.18%	9.05%	8.53%	8.60%
Allowance for loan losses to:
Total loans	1.27%	1.29%	1.41%	1.36%	1.37%
Non-accrual loans	1.69	x	1.62	x	1.43	x	0.77	x	0.65	x
Non-accrual loans to net loans	0.76%	0.80%	1.00%	1.79%	2.15%
Non-performing assets to total assets	0.67%	0.65%	0.93%	1.36%	1.60%